                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                        Standard Management Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           [STANDARD MANAGEMENT LOGO]



                               STANDARD MANAGEMENT





                                    NOTICE OF

                                     2 0 0 2

                                 ANNUAL MEETING
                                        &
                                 PROXY STATEMENT

                         NOTICE OF 2002 ANNUAL MEETING
--------------------------------------------------------------------------------


TIME:                      Wednesday, June 12, 2002
                           9:30 a.m., local time

PLACE:                     Standard Management Corporation
                           10689 N. Pennsylvania
                           Indianapolis, Indiana 46280
                           Knieser Auditorium

PROPOSALS:                 1.   To elect three Class I directors to our Board of
                                Directors for a three-year term.

                           2.   To vote on our 2002 Stock Incentive Plan.

                           3. To transact other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

WHO CAN VOTE:              You can vote if you were a shareholder of record on
                           April 19, 2002.

ANNUAL REPORT:             A copy of our 2001 Annual Report is enclosed.

DATE OF MAILING:           This notice and the proxy statement are first being
                           mailed to shareholders on or about May 3, 2002.




                       By order of the Board of Directors
            Stephen M. Coons, Executive Vice President and Secretary

                             LETTER TO SHAREHOLDERS
--------------------------------------------------------------------------------


[STANDARD MANAGEMENT LOGO]


STANDARD MANAGEMENT


To our Shareholders:


         You are cordially invited to attend our 2002 Annual Meeting, which will be held on Wednesday, June 12, 2002 at 9:30 a.m., local time in the Knieser Auditorium at our headquarters in Indianapolis, Indiana.

         The matters to be considered at the meeting are described in the accompanying Notice of 2002 Annual Meeting and Proxy Statement.

         Regardless of your plans for attending in person, you can be sure that your shares are represented at the meeting by promptly voting and submitting your proxy by phone or by completing, signing, dating and returning the enclosed proxy card in the enclosed post-paid envelope. If you attend the Annual Meeting in person and wish to vote in person, you may withdraw your proxy and vote your shares personally.

         We look forward to seeing you at the 2002 Annual Meeting.



                                     Sincerely,

                                     /s/ Ronald D. Hunter

                                     Ronald D. Hunter
                                     Chairman, President and
                                     Chief Executive Officer



May 3, 2002

                               ABOUT THE MEETING
--------------------------------------------------------------------------------

WHY IS THIS PROXY STATEMENT BEING FURNISHED TO SHAREHOLDERS?


This Proxy Statement is being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Standard Management Corporation ("we", "our" "us" "Standard Management" or the "Company") for use at our 2002 Annual Meeting (the "Annual Meeting").

WHAT AM I VOTING ON?

1. To elect three Class I directors to our Board of Directors for a three-year term.

2.       To vote on our 2002 Stock Incentive Plan.

3. To transact other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

WHO IS ENTITLED TO VOTE?

Each shareholder of record of our common stock at the close of business on April 19, 2002 (the "Record Date") is entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each voting matter.

WHAT CONSTITUTES A QUORUM AT THE MEETING?

A majority of the shares entitled to vote will constitute a quorum for purposes of the Annual Meeting. On March 31, 2002, there were 7,563,479 shares of common stock outstanding and entitled to vote.

A list of the shareholders of record entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose applicable to the meeting, during normal business hours, for a period of ten days prior to the meeting at our principal executive offices located at 10689 North Pennsylvania, Indianapolis, Indiana 46280. Our telephone number at the address is (317) 574-6224.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF EACH ITEM?

The three nominees for director receiving the most votes will be elected. Abstentions and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as votes "against" a nominee.

The 2002 Stock Incentive Plan will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions and broker nonvotes (as defined below) will not be counted either for or against the proposal.

BROKER NONVOTES:

If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the proposal for election of directors, the broker may vote your shares at its discretion. But for other proposals, including the approval of the 2002 Stock Incentive Plan, the broker may not vote your shares at all. When that happens, it is called a "broker nonvote."

HOW DO I VOTE BEFORE THE MEETING?

You have two voting options:

-        By telephone, following the instructions on your proxy card; or

-        By mail by completing, signing and returning the enclosed proxy card.

The proxies will vote your shares according to your instructions.

CAN I VOTE AT THE MEETING?

You may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote your proxy by telephone or by mail, prior to the meeting.

                               BOARD OF DIRECTORS
--------------------------------------------------------------------------------


WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?


If you return a properly signed and dated proxy card but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendations of our Board of Directors as discussed in this Proxy Statement. A proxy may indicate that all or a portion of the shares represented are not being voted by the shareholder with respect to a particular matter. Any such non-voted shares will be considered present for the purpose of determining the presence of a quorum.

HOW CAN I REVOKE MY PROXY?

You may revoke your proxy at any time prior to voting at the Annual Meeting by
(1) delivering written notice to Stephen M. Coons, our Secretary, (2) by submitting a subsequently dated proxy or (3) by attending the Annual Meeting and voting in person.

PROPOSAL ONE

WHAT IS THE MAKEUP OF OUR BOARD OF DIRECTORS?

Under our Bylaws, the Board of Directors consists of nine persons and is divided into three classes, each of whose members serves for a three-year term. At the Annual Meeting, shareholders will elect three Class I Directors. The terms of the current Class I Directors expire with this Annual Meeting.

HOW ARE DIRECTORS ELECTED?

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the three nominees recommended by our Board of Directors and named below. Shareholders do not have the right to cumulate votes in the election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting. Thus, assuming a quorum is present, the three persons receiving the greatest number of votes will be elected to serve as members of our Board of Directors. Accordingly, broker nonvotes with respect to the election of directors will not affect the outcome of the election of directors.

WHO ARE THIS YEAR'S NOMINEES?

Class I - Serving Until The 2002 Annual Meeting

ROBERT A. BORNS, 66, Director

-        Chairman of Correctional Management Company, LLC since 1996

-        Chairman of Borns Management Corporation since 1962

-        Board of Director's Member of:

         -        Artistic Media Partners, Inc.

-        Board of Trustees Member of:

         -        Indianapolis Museum of Art

         -        Indiana University Foundation

         -        St. Vincent Hospital Advisory Board

RAYMOND J. OHLSON, 51, Executive Vice President, Chief Marketing Officer and Director

- President of Standard Life Insurance Company of Indiana ("Standard Life") since 1993

-        Earned CLU designation in 1980

-        Life member of the Million Dollar Round Table

ROBERT J. SALYERS, 54, Director

-        Practicing law since 1973; currently the law firm of Salyers &
         Eiteljorg, P.C.

-        J. D. Indiana University Law School (1973) Indianapolis

-        B. S. Purdue University Animal Science (1968)

-        Board of Director's Member of:

         -        Eiteljorg Museum of American Indians and Western Art

         -        Pacers Basketball Corporation Foundation, Inc.

         -        St. John Endowment Fund for Church and School Ministry, Inc.

                    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                 FOR ELECTION OF THESE NOMINEES AS DIRECTORS OF
                                  OUR COMPANY.

                               BOARD OF DIRECTORS
--------------------------------------------------------------------------------


HOW LONG WILL THIS YEAR'S NOMINEES SERVE?

The nominees for Class I Directors, if elected, will serve three years until the 2005 Annual Meeting of shareholders and until their successors have been elected and qualified.

WHAT IF A NOMINEE IS UNABLE OR DECLINES TO SERVE?

In the event that any nominee for our Board of Directors is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board of Directors to fill the vacancy, or the number of directors constituting the full Board of Directors may be reduced. It is not expected that any nominee will be unable or will decline to serve as a director.

CAN A SHAREHOLDER NOMINATE A PERSON FOR
ELECTION TO OUR BOARD OF DIRECTORS?

Our shareholders may nominate a person for election to our Board of Directors. To do so, the shareholder must provide written notice which contains the information required by our Bylaws, to the Secretary of the Company. Any such notice must be received at our principal executive office no later than the close of business on May 13, 2002. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them FOR the nominees recommended by our Board of Directors.

WHO ARE THE DIRECTORS THAT WILL CONTINUE TO SERVE?

Class II - Serving Until The 2003 Annual Meeting

STEPHEN M. COONS, 61, Executive Vice President, General Counsel, Secretary and Director

-        Counsel to the law firm of Coons, Maddox & Koeller from 1993 to 1995

-        Partner with the law firm of Coons & Saint from 1983 to 1993

-        Indiana Securities Commissioner from 1978 to 1983

-        Practicing law for 30 years

MARTIAL R. KNIESER, 59, Director

-        Director of Laboratories of St. Vincent Mercy Hospital, Elwood, Indiana

-        Medical Director of Stat Laboratory Services from 1989 to 1999

-        Medical Director of Standard Life since 1987

-        Director of Laboratories of Community Hospital Indianapolis from 1978 to 1991

P.B. (PETE) PHEFFER, CPA, 51, Executive Vice President, Chief Financial Officer and Director

- Senior Vice President - Chief Financial Officer of Kemper Life Insurance Companies from 1992 to 1994

- Senior Vice President - Chief Financial Officer and Treasurer of Jackson National Life Insurance Company from 1994 to 1996

-        Received MBA from the University of Chicago in 1988

Class III - Serving Until The 2004 Annual Meeting

JOHN J. DILLON, 42, Executive Vice President, Chief Operating Officer and
Director

-        Business Consultant from 2000 to 2001

-        Chief Administrative Officer of Analytical Surveys, Inc. from 1997 to
         2000

-        Director of the Hoosier Lottery from 1993 to 1997

-        Indiana Insurance Commissioner from 1989 to 1991

RONALD D. HUNTER, 50, Chairman of the Board, Chief Executive Officer and
President

- Chairman of the Board and Chief Executive Officer of Standard Life since 1987

-        Held management and sales positions with:

         -        Conseco, Inc. from 1981 to 1986

         -        Aetna Life & Casualty Company from 1978 to 1981

EDWARD T. STAHL, 55, Executive Vice President, Chief Administrative Officer and Director

-        Secretary of Standard Life since 1993

-        President and Chief Operations Officer of Standard Life from 1988 to
         1993

-        Director of Standard Life since 1987

- Served in various capacities in the insurance industry since 1966 and is a member of several insurance associations

                MEETING AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------


Our Board of Directors met four times in 2001, each time pursuant to a regularly scheduled meeting. Our Directors attended 100% of the meetings of the Board of Directors or committees on which they served.

WHAT ARE THE COMMITTEES OF THE BOARD?

It is the primary responsibility of our Board of Directors to oversee the management of our business. To assist in carrying out its responsibilities, our Board of Directors has established the following four standing committees:

                                                                                                  NUMBER OF
                                                                                                 MEETINGS IN
NAME OF COMMITTEE AND MEMBERS                    FUNCTIONS OF THE COMMITTEE                         2001
-----------------------------      --------------------------------------------------------     --------------
EXECUTIVE:                         -   Acts for our Board of Directors in the management of           2
Ronald D. Hunter, Chair                our business when action is required between Board of
Stephen M. Coons                       Directors meetings.
John J. Dillon                     -   Committee meets as necessary.
Raymond J. Ohlson                  -   All actions by committee are reported at the
P.B. (Pete) Pheffer                    next Board of Directors meeting.
Brett A. Pheffer                   -   Serves as the nominating committee.

AUDIT:
Robert J. Salyers, Chair           -   Reviews the results and scope of the audit                     4
Robert A. Borns                        and other services provided by our independent
Martial R. Knieser                     auditors to our Board of Directors.
                                   -   Monitors the effectiveness of the audit
                                       effort and financial reporting as well as
                                       the adequacy of financial and operating
                                       controls.

COMPENSATION:
Martial R. Knieser, Chair          -   Approves compensation objectives and policies                  2
Robert A. Borns                        for all employees.
Robert J. Salyers                  -   Responsible for developing and making
                                       recommendations to our Board of Directors with
                                       respect to our executive compensation policies.
                                   -   Determines periodically and recommends to
                                       our Board of Directors the base cash
                                       compensation for our Chief Executive
                                       Officer and other executive officers.

INCENTIVE STOCK OPTION:
The entire Board of                -   Reports to shareholders on executive                           1
Directors.                             compensation items as required by the Securities
                                       and Exchange Commission.
                                       Has responsibility for granting stock
                                       options to eligible members of management
                                       under, and otherwise administers the
                                       Amended and Restated 1992 Stock Option
                                       Plan (the "1992 Stock Option Plan").

                           COMPENSATION OF DIRECTORS
--------------------------------------------------------------------------------


HOW ARE DIRECTORS COMPENSATED?

CASH COMPENSATION:

     - Each of our non-employee directors receives an annual cash retainer of $10,000.

     - Our non-employee directors receive $1,000 per Board of Directors meeting or Board of Directors Committee meeting attended in person.

     - All non-employee directors are reimbursed for expenses incurred in connection with their services as directors.

STOCK COMPENSATION:

     - Pursuant to the 1992 Stock Option Plan, each non-employee director is entitled to receive, on the date of each Annual Meeting, an immediately exercisable option to purchase 500 shares of our common stock at a purchase price equal to the fair market value on the date of the grant. The 1992 Stock Option Plan also provides that each non-employee director is entitled to receive an option to purchase 500 shares of common stock upon commencement of service as a director.

     - Our Board of Directors may vary, from year to year, the number of shares subject to options granted to each non-employee director, provided that such number may not be less than 500.

     - Each such option will be exercisable for ten years and may terminate earlier upon termination of directorship.

     - Effective June 19, 2001 our Board of Directors granted options to non-employee directors as follows:

          -    Mr. Borns   - 1,500

          -    Mr. Dillon  - 1,500

          -    Dr. Knieser - 1,500

     - Our officers do not receive an annual retainer, meeting fees, shares of common stock or other compensation for service as directors or for service on Committees of our Board of Directors.

ARE OTHER FEES/COMPENSATION PAID TO DIRECTORS?

Dr. Martial R. Knieser, a director, also serves as our medical director. For these services, Dr. Knieser was paid $57,640 in 2001.

                              STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------


PROPOSAL TWO

In March 2002, subject to shareholder approval, our Board of Directors adopted the Standard Management Corporation 2002 Stock Incentive Plan (the "Plan") for employees, consultants and independent agents who are contributing significantly to our business, including our subsidiaries, as determined by our Board of Directors or the committee administering the Plan. The Plan provides for the grant of incentive and non-qualified stock options, as well as restricted stock and stock appreciation rights, to purchase up to 990,000 shares of common stock at the discretion of our Board of Directors or a committee designated by our Board of Directors to administer the Plan.

Under the terms of the Plan, our Board of Directors may grant options to purchase shares of common stock to officers and employees, as well as to consultants or independent agents. As of March 31, 2002, approximately 155 officers and employees were eligible to participate in the Plan.

As of March 31, 2002, we have not granted any options to purchase shares of common stock pursuant to the Plan.

DESCRIPTION OF PROPOSED AMENDMENT

A copy of the Plan is attached hereto as Appendix "I". OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ADOPT THE PLAN. The Plan will be approved if the votes cast for the proposal exceed those cast against the proposal.

DESCRIPTION OF THE PLAN

Effective Date. The effective date of the Plan is June 12, 2002. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any awards under it are outstanding; provided, however, that to the extent required by the Internal Revenue Code of 1986, as amended (the "Code"), no incentive stock options may be granted under the Plan on a date that is more than ten years from the date the Plan was adopted.

Shares Reserved for the Plan. The maximum number of shares which shall be reserved and made available for sale under the Plan shall be 990,000 shares of our common stock. However, the number of shares available for issuance under the Plan shall automatically increase on the first trading day of each calendar year beginning January 1, 2003, by an amount equal to 3% of the shares of common stock outstanding on the trading day immediately preceding January 1. Any shares subject to an option which for any reason expires or is terminated unexercised may again be subject to an option under the Plan.

In the event we have a corporate transaction, including a stock split or dividend, recapitalization, reorganization, merger, consolidation or the like, we may adjust awards to facilitate the transaction or to preserve the benefits or potential benefits of the awards. This might include adjustment of the number of securities subject to outstanding awards and the exercise price.

                              STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------


Persons Eligible to Participate in the Plan. Under the Plan, options may be granted only to officers and employees of Standard Management and our subsidiaries, as well as certain of our consultants and independent agents. In determining the persons to whom options will be granted and the number of shares to be covered by each option, our Board of Directors or the committee shall take into account the duties of each recipient, their present and potential contributions to our success, the anticipated number of years of effective service remaining, and any other factors as they shall deem relevant in connection with accomplishing the purposes of the Plan.

Administration of the Plan. The Plan shall be administered by our Board of Directors or a committee composed of not less than two members appointed by the Board of Directors from among its members (the "Committee"). With respect to any awards to an executive officer, each member of the Committee shall be a "non-employee director" as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, or any successor regulation. Subject to the provisions of the Plan, our Board of Directors or the Committee has the authority to determine the persons to whom options shall be granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each option.

Exercise Price, Terms of Exercise and Payment for Shares. Each option granted under the Plan will be represented by an Option Agreement which shall set forth the terms particular to that option, including the number of shares covered by the option, the exercise price, the term of the option and any vesting requirements.

The exercise price of options granted under the Plan will be determined by our Board of Directors or the Committee, but in no event shall such exercise price be less than 100% of the fair market value of our common stock on the date of grant of the option in the case of qualified incentive stock options. In the case of non-qualified stock options, the limitations with respect to the exercise price shall not be applicable.

Options may be purchased in whole or in part by the optionee, but in no event later than 10 years from the date of the grant. Any incentive stock option granted under the Plan to an individual who owns more than 10% of the total combined voting power of all classes of our stock may not be purchased at a price less than 110% of the fair market value on the day the option is granted, and no such option may be exercised more than five years from the date of grant. The purchase price for the shares shall be paid in cash or shares of common stock, or a combination of both. Common stock purchased pursuant to an option must be paid for in full at the time of purchase. Upon payment, we will deliver stock certificates for such shares to the optionee.

Termination of Employment, Assignment and Other Limitations. In the event that a holder of an incentive stock option granted under the Plan ceases to be our employee for any reason other than his or her death or total and permanent disability, any option or unexercised portion thereof, which is otherwise exercisable on the date of such termination, shall expire three months from the date of such termination or at the end of the term of the Option Agreement, whichever comes first. Any options which are not exercisable on the date of such termination shall immediately terminate.

Upon the death or total and permanent disability of the holder of an option, any incentive stock option or unexercised portion thereof which is otherwise exercisable shall expire within one year of the date of such death or disability. Any incentive stock options which were not exercisable on the date of such death or disability may, in the discretion of our Board of Directors or the Committee, become immediately exercisable for a period of one year from the date of such death or disability or until the end of the term of the Option Agreement, whichever comes first.

                              STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------


With respect to non-qualified option grants, limitations with respect to termination of employment or death shall be determined on a case by case basis by our Board of Directors or the Committee at the time of the non-qualified option grant.

Awards under the Plan are non-transferable except by will or under the laws of descent and distribution.

Limitation on Number of Shares That May be Purchased. For incentive stock options granted under the Plan, the aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. This limitation does not apply to non-qualified option grants.

Amendment and Termination of the Plan. Our Board of Directors may at any time and from time to time terminate, modify or amend the Plan in any respect, except that without shareholder approval our Board of Directors may not (1) increase the maximum number of shares for which options may be granted under the Plan, or
(2) change the class of persons eligible for qualified incentive stock options.

FEDERAL INCOME TAX CONSEQUENCES

Incentive Stock Options. All stock options granted or to be granted under the Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Code.

Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor we will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (the later of (1) two years from the date the option was granted, or (2) one year from the date of the transfer of the shares to the optionee upon exercise of the option), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

         (1)      gain on the sale or other disposition; or

         (2) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for us.

The Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to us other shares of our common stock owned by the optionee. Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises such incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain "statutory option stock," an optionee who exercises an incentive stock option in whole or in part by transferring to us shares of our common stock will recognize no gain or loss upon such exercise.

                              STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------


Section 424(c)(3) of the Code provides that if "statutory option stock" is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under
Section 422 of the Code.

Incentive stock options offer two principal tax benefits: (1) the possibility of converting ordinary income into capital gain to the extent of the excess of fair market value over option price at the time of exercise, and (2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

The Taxpayer Relief Act of 1997 (the "1997 Tax Act") and the Restructuring and Reform Bill of 1998 (the "1998 Tax Act") made significant changes to individual capital gains tax rates. The 1997 Tax Act generally reduced the maximum tax rate for gains realized by individual taxpayers from the sale of capital assets held for more than eighteen months from 28% to 20% (18% if the property has been held for more than five years and is acquired and sold after the year 2000). For capital assets held for more than one year but not more than eighteen months, the maximum tax rate remains at 28%, as it was under prior law. In addition, taxpayers otherwise subject to the 15% rate bracket will be entitled to a 10% maximum tax rate on long-term capital gains (18% if the property has been held for more than five years and is sold after the year 2000). These rates and holding periods will apply to the extent of any dispositions during any tax year ending before January 1, 1998. The 1998 Tax Act eliminated the eighteen month holding period for most capital assets, including shares of stock with the effect that most capital assets that are held for more than twelve months but not more than eighteen months will be subject to the 20% capital gains rate, rather than the 28% rate. In addition, the 1998 Tax Act clarified that gains on capital assets held for more than twelve months, rather than eighteen months will be considered long-term capital gains. The new maximum tax rates for long-term capital gains will apply for purposes of both the regular income tax and the alternative minimum tax. However, the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

In general, an option granted under the Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a non-qualified stock option.

Non-Qualified Stock Options. All options granted or to be granted under the Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code.

A participant in the Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the non-qualified stock options issued under the Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of ours are actively traded on an established market. We presently have no such actively traded options.

Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of

                              STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------


exercise over the option exercise price for those shares. We are not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. We generally are permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

The Plan permits the Committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-statutory option by transferring to us any other shares of our common stock owned by the optionee. If an optionee exchanges previously acquired common stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

Basis and Holding Period of Shares. In most cases, the basis in shares acquired upon the exercise of a non-qualified option will be equal to the fair market value of the shares on the employee's income recognition date, and the holding period for determining gains and losses on a subsequent disposition of such shares will begin on such date. In the case of an incentive stock option, the basis of the shares acquired on the exercise of the option will be equal to the option's exercise price, and the holding period of the shares will begin on the date the incentive stock option is exercised. However, if shares of previously acquired stock are surrendered to pay the exercise price of an incentive stock option or a non-qualified stock option, the basis and holding period of the shares received in exchange therefore are determined differently. The basis of the shares surrendered to pay the exercise price becomes the basis of an equal number of new shares received upon the exercise of the option, and the holding period of the new shares will include the holding period of the shares surrendered to pay the exercise price (except for the purpose of meeting the holding period required by Section 422 of the Code). The remaining shares received upon the exercise of an incentive option will have a basis equal to any cash paid on the exercise and any gain recognized on the disposition of statutory option stock under Section 424(c)(3) of the Code. The remaining shares received upon the exercise of a non-qualified option will have a basis equal to the fair market value of such shares less any cash paid on the exercise (the amount included in the optionee's taxable income). The holding period for such remaining shares will begin on the date of receipt by the optionee.

General. The Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

THE PRECEDING DISCUSSION IS BASED UPON FEDERAL TAX LAWS AND REGULATIONS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT, WHICH ARE SUBJECT TO CHANGE, AND UPON AN INTERPRETATION OF THE STATUTORY PROVISIONS OF THE CODE, ITS LEGISLATIVE HISTORY AND RELATED INCOME TAX REGULATIONS. FURTHERMORE, THE FOREGOING IS ONLY A GENERAL DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF ALL FEDERAL INCOME TAX ASPECTS OF THE PLAN. OPTION HOLDERS MAY ALSO BE SUBJECT TO STATE AND LOCAL TAXES IN CONNECTION WITH THE GRANT OR EXERCISE OF OPTIONS GRANTED UNDER THE PLAN AND THE SALE OR OTHER DISPOSITION OF SHARES ACQUIRED UPON EXERCISE OF THE OPTIONS. EACH EMPLOYEE RECEIVING A GRANT OF OPTIONS SHOULD CONSULT WITH HIS OR HER PERSONAL TAX ADVISOR REGARDING FEDERAL, STATE AND LOCAL CONSEQUENCES OF PARTICIPATING IN THE PLAN.

                             AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------


Our Board of Directors has adopted a written charter for the Audit Committee. In accordance with its written charter, the Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Our management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

The Committee discussed with our independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to our Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of our independent auditors.

Robert J. Salyers, Audit Committee Chair
Robert A. Borns, Audit Committee Member
Martial R. Knieser, Audit Committee Member

                          COMPENSATION COMMITTEE REPORT
--------------------------------------------------------------------------------


The Compensation Committee of our Board of Directors has furnished the following report on executive compensation:

WHAT IS THE PHILOSOPHY BEHIND EXECUTIVE COMPENSATION?

The objectives of our executive compensation program are to:

-    Support the achievement of desired Company performance.

- Provide compensation that will attract and retain superior talent and reward performance.

- Align the executive officers' interests with our success by placing a portion of pay at risk with payout dependent upon corporate performance.

The executive compensation program provides an overall level of compensation opportunity believed to be competitive within the life insurance industry, as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon our annual and long-term performance, as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal or individual circumstances.

WHAT ARE THE COMPONENTS OF EXECUTIVE COMPENSATION?

Our executive officer compensation program is comprised of the following major components, all of which are intended to attract, retain and motivate highly effective executives.

     1. Base Salary. Base salary levels for our executive officers are competitively set relative to companies in the insurance industry and other comparable companies. In determining salaries, the Committee also takes into account individual experience and performance and specific issues particular to the Company. These salaries are embodied in employment agreements negotiated with our executive officers. See "- Executive Compensation - Employment Agreements."

     2. Cash Incentive Compensation. Cash incentive compensation is designed to motivate our executives to attain short-term and long-term corporate goals. Annual cash bonuses are paid to our executives in accordance with their respective employment agreements.

     3. Long-term Incentive Compensation. Long-term incentive compensation is provided to executives and other employees through the 1992 Stock Option Plan. The objectives of the 1992 Stock Option Plan are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareowner return, and to enable executives to develop and maintain a significant, long-term ownership position in common stock.

     4. Deferred Compensation. We also adopted a deferred compensation plan effective December 31, 2001 to provide funds for retirement or death for certain of our executive and management employees (and their beneficiaries). It is intended that the deferred compensation plan will aid in retaining and attracting employees of exceptional ability by providing such employees with a means to supplement their standard of living at retirement. This deferred compensation plan is intended to qualify for the exemptions described in sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

                          COMPENSATION COMMITTEE REPORT
--------------------------------------------------------------------------------


The 1992 Stock Option Plan authorizes a grant of stock options, within the total number of shares authorized, to eligible officers and other key employees. The amount of common stock subject to any award made under the 1992 Stock Option Plan is a function of salary and position in our Company. As with the determination of base salaries and cash incentive compensation, the Incentive Stock Option Plan Committee exercises subjective judgment and discretion in view of its general policies. Upon approval of Proposal Two, the Incentive Stock Option Plan Committee will act in accordance with guidelines established in the Plan. Our long-term performance ultimately determines compensation from stock options, since gains from stock option exercise are entirely dependent on the long-term growth of our stock price. Awards are made at a level calculated to be competitive within the life insurance industry as well as a broader group of companies of comparable size and complexity.

HOW ARE LIMITATIONS ON THE DEDUCTIBILITY OF COMPENSATION HANDLED?

Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a public company's compensation deduction with respect to certain highly compensated executives in excess of $1,000,000 unless certain conditions are satisfied. We presently believe that this provision is unlikely to become applicable to us in the near future because the levels of base salary and annual cash incentive compensation of our executive officers are substantially less than $1,000,000 per annum. Therefore, we have not taken any action to adjust its compensation plans or policies in response to Section 162(m).

WHAT OTHER BENEFITS ARE AVAILABLE TO OUR EXECUTIVE OFFICERS?

We provide programs to our executive officers that are generally available to all of our employees including a 401(k) plan and medical benefits.

HOW IS THE CHIEF EXECUTIVE OFFICER COMPENSATED?

Mr. Hunter was appointed to the position of Chairman of the Board, Chief Executive Officer and President during 1989. The compensation of Mr. Hunter is established by the terms of his employment contract. Under his employment contact, a portion of his cash compensation is tied directly to our financial performance, because his annual cash bonus is a fixed percentage (3 percent) of our annual gross operating income. During 2001, Mr. Hunter's annual base salary rate was increased from $346,527 to $358,320. Mr. Hunter's incentive bonus in 2001 was $182,921 in accordance with his employment agreement. Mr. Hunter was also awarded $200,000 under the deferred compensation plan.

WHO PREPARED THIS REPORT?

This report has been furnished by the members of the Compensation Committee

-    Martial R. Knieser, Chairman

-    Robert A. Borns

-    Robert J. Salyers

The following table sets forth the annual and certain other components of the compensation earned by Mr. Hunter, Chairman, Chief Executive Officer and President of the Company, and the four other highest-paid executive officers during fiscal year 2001 (the "Named Executive Officers") for the last three fiscal years:



                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM COMPENSATION AWARDS
                                                                                            ----------------------------
                                                          ANNUAL COMPENSATION               SECURITIES        ALL OTHER
                                      FISCAL     -----------------------------------        UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR       SALARY        BONUS        OTHER (1)        OPTIONS            (2)
------------------------------------------------------------------------------------------------------------------------
Ronald D. Hunter                       2001      $358,320      $182,921      $232,027              --      $     29,845
  Chairman of the Board                2000       346,527       332,476        48,948              --            29,845
  CEO and President                    1999       337,746       356,968        45,570         180,000            30,892

Raymond J. Ohlson                      2001       245,328        91,460       100,000              --            19,840
  Executive Vice President             2000       237,255       166,238            --              --            19,840
  Chief Marketing Officer              1999       231,243       178,484            --          67,500            22,993

P.B. (Pete) Pheffer                    2001       245,328        91,460       100,000              --            19,567
  Executive Vice President             2000       237,255       166,238            --              --            19,394
  Chief Financial Officer              1999       231,243       178,484            --         142,500            19,874

Stephen M. Coons                       2001       215,352        91,460            --              --            16,789
  Executive Vice President             2000       208,278       166,238            --              --            16,789
  General Counsel and Secretary        1999       203,000       178,484            --          67,500            13,191

Edward T. Stahl                        2001       166,896        91,460            --              --            15,007
  Executive Vice President             2000       161,415       166,238            --              --            12,800
  Chief Administrative Officer         1999       157,325       178,484            --          67,500            12,400


---------------------
(1) Amounts include $32,027 imputed interest on an interest-free loan made to Mr. Hunter in 1997. The balance of the loan at December 31, 2001 is $775,500. Amounts also include awards of $200,000 to Mr. Hunter, $100,000 to Mr. Ohlson and $100,000 to Mr. Pheffer by the Compensation Committee under the terms of the deferred compensation plan.

(2)      Amounts reported for fiscal year 2001 were as follows:


                                                    KEY MAN          DISABILITY
                                      401K         INSURANCE         INSURANCE          TRAVEL
                NAME              CONTRIBUTION      PREMIUMS         PREMIUMS         ALLOWANCE
           ------------------------------------------------------------------------------------
           Ronald D. Hunter          $6,800          $4,090           $6,955           $12,000
           Raymond J. Ohlson          6,800           1,585            5,455             6,000
           P.B. (Pete) Pheffer        6,800             930            5,837             6,000
           Stephen M. Coons           6,800           2,408            1,581             6,000
           Edward T. Stahl            6,800           2,207             --               6,000

                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


No stock options were exercised by Named Executive Officers during fiscal year 2001. The following table sets forth information with respect to Named Executive Officers concerning unexercised options held as of the end of fiscal year 2001.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                       VALUE OF UNEXERCISED
                                      NUMBER OF SECURITIES UNDERLYING                       IN THE MONEY
                                       UNEXERCISED OPTIONS AT FY-END                     OPTIONS AT FY-END ($)
                                      -------------------------------             -----------------------------------
NAME                                  EXERCISABLE       UNEXERCISABLE             EXERCISABLE       UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------
Ronald D. Hunter                        688,095              --                     220,162               --
Raymond J. Ohlson                       349,955              --                     129,484               --
P.B. (Pete) Pheffer                     292,500              --                      85,875               --
Stephen M. Coons                        265,260              --                     100,228               --
Edward T. Stahl                         257,070              --                     100,228               --

                            EMPLOYMENT AGREEMENTS


We have employment agreements with Messrs. Hunter, Ohlson, Pheffer, Coons, Stahl and Dillon (the "Executives").

WHEN DO THE EMPLOYMENT AGREEMENTS TERMINATE?

-    Mr. Hunter's employment agreement terminates on July 1, 2004

- Messrs. Ohlson, Pheffer and Coons employment agreements terminate on July 1, 2003

-    Mr. Dillon's employment agreement terminates January 1, 2005

-    Mr. Stahl's employment agreement terminates July 1, 2002

WHAT HAPPENS WHEN EMPLOYMENT IS TERMINATED?

If their employment is terminated, for a period of one year thereafter, each shall not:

- Sell or attempt to sell, within Indiana, any type of our insurance products.

- Sell or attempt to sell any types of our insurance products that we market to our customers, and

- Within Indiana, own, be employed by, or be connected in any manner with any business similar to our type of business.

WHAT IS THE AGREEMENT ON TECHNICAL INFORMATION DEVELOPED BY THE EXECUTIVES?

- During the employment term and for a period of six months thereafter, each will assign to Standard Management or its nominees all of his right, title and interest in and to all technical information that each makes, develops or conceives.

WHAT IS THE AGREEMENT ON TERMINATION OF EMPLOYMENT DUE TO A CHANGE IN CONTROL?

- Following a termination of any of Messrs. Hunter, Ohlson, Pheffer, Coons, Stahl, or Dillon's employment with the Company in the event of a change-in-control, each would be entitled to receive a lump sum payment equal to the amount determined by multiplying the number of shares of common stock subject to unexercised stock options previously granted by the Company and held by Messrs. Hunter, Ohlson, Pheffer, Coons, Stahl, or Dillon on the date of termination, whether or not such options are then exercisable, and the highest per share fair market value of the common stock on any day during the six-month period ending on the date of termination.

- Upon payment of such amount, such unexercised stock options will be deemed to be surrendered and canceled.

- In the event of a change-in-control of the Company whereby the executive's employment is terminated, the executive is entitled to a lump sum payment equal to his average annual compensation times 299%.

WHAT ARE THE SALARY AND BONUS AGREEMENTS?

- Mr. Hunter receives a bonus equal to 3% of our annual gross operating income, but not less than 10% of his annual salary.

- Messrs. Ohlson, Pheffer, Coons and Stahl receive bonuses equal to 1 1/2% of our annual gross operating income, but not less than 10% of their annual salaries.

- Mr. Dillon receives a bonus equal to 1/2% of our annual gross operating income, but not less than 10% of his annual salary.

- The salaries for 2001 are in accordance with the schedule provided on page 14 and increase annually based on the Consumer Price Index ("CPI").

                                STOCK OWNERSHIP
--------------------------------------------------------------------------------


PERFORMANCE GRAPH

The following performance graph reflects a five-year comparison of cumulative total shareholder return on the assumption that $100 was invested on December 31, 1996 in each of 1) our common stock, 2) the Russell 2000 index and 3) the NASDAQ Insurance Stock Index.


                                         12/31/1995  12/31/1996  12/31/1997  12/31/1998  12/31/1999  12/31/2000  12/31/2001
                                         ----------------------------------------------------------------------------------
SMC                                      $      100  $      100  $      135  $      144  $       97  $       60  $      123
RUSSELL 2000 INDEX                       $      100  $      100  $      121  $      116  $      139  $      133  $      135
NASDAQ INSURANCE STOCKS                  $      100  $      100  $      123  $      123  $      129  $      150  $      133

                                STOCK OWNERSHIP
--------------------------------------------------------------------------------


             COMMON STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                           AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of common stock:

     - By each of our shareholders known to own beneficially more than five percent (5%) of the outstanding common stock

     -    By each of our directors

     -    By each of our Named Executive Officers

     - By all directors, our Named Executive Officers and principal shareholders as a group.

This information is as of March 31, 2002 based upon Schedules 13-G filed with the Securities and Exchange Commission.

                                                       NUMBER OF SHARES
               NAME                                       OWNED (1)            PERCENT (2)
-------------------------------                        ----------------        -----------
Ronald D. Hunter..............................           918,542 (3)             11.15%
 10689 N. Pennsylvania Street
 Indianapolis, Indiana 46280

Raymond J. Ohlson.............................           384,398                  4.87

Martial R. Knieser............................           341,955 (4)              4.50

P.B. (Pete) Pheffer ** .......................           314,345                  4.01

Stephen M. Coons..............................           301,410 (5)              3.86

Edward T. Stahl...............................           297,231                  3.81

Robert A. Borns...............................            91,200                  1.20

Jerry E. Francis..............................            53,316                  ____*

John J. Dillon................................            21,000                  ____*

Robert J. Salyers.............................               750                  ____ *

Brett A. Pheffer** ...........................                 0                  ____ *

All directors, Named Executive
Officers and principal
shareholders as a group (nine persons)........         2,724,147                 28.71

Dimensional Fund Advisors, Inc.
   1299 Ocean Avenue, 11th Floor
   Santa Monica, California  90401............           552,185 (6)              6.82

-----------------------------
*   Less than one percent
**  P.B. (Pete) Pheffer and Brett A. Pheffer are siblings.

                                STOCK OWNERSHIP
--------------------------------------------------------------------------------


(1) Except as otherwise noted below, each person named in the table possesses sole voting and sole investment power with respect to all shares of common stock listed in the table as owned by such person. Shares beneficially owned include shares that may be acquired pursuant to the exercise of outstanding options, warrants or convertible securities that are exercisable within 60 days of December 31, 2001 as follows: Mr. Hunter - 688,095, Mr. Ohlson - 349,955, Dr. Knieser - 45,600, Mr. Coons - 265,260, Mr. Stahl - 257,070, Mr. Pheffer -
         292,500, Mr. Borns - 23,500, Mr. Francis - 7,500, Mr. Dillon - 13,000,
         directors, Named Executive Officers and principal shareholders as a group - 1,942,480.

(2) Percentage of total outstanding shares is calculated separately for each person on the basis of the actual number of outstanding shares as of December 31, 2001 and assumes, for purposes of the calculation, that shares issuable upon exercise of options or warrants exercisable and securities convertible within 60 days held by such person (but no other shareholders) had been issued as of such date. Percentages less than 1% are not indicated.

(3) Includes 336 shares beneficially owned by Mr. Hunter's child, as to which Mr. Hunter disclaims beneficial ownership.

(4) Includes 6,153 shares beneficially owned by Dr. Knieser's spouse and children, as to which shares Dr. Knieser disclaims beneficial ownership.

(5) Includes 2,100 shares beneficially owned by Mr. Coons' child, as to which shares Mr. Coons disclaims beneficial ownership.

(6) Information with respect to Dimensional Fund Advisors, Inc. is based solely on a review of statements on Schedule 13G filed by such entity with the Securities and Exchange Commission.

                                    GENERAL
--------------------------------------------------------------------------------


                       CERTAIN RELATIONSHIPS AND RELATED
                                  TRANSACTIONS

Our Charter and Bylaws provide for indemnification of our officers and directors to the maximum extent permitted under the Indiana Business Corporation Law ("IBCL"). In addition, we have entered into separate indemnification agreements with some of our directors which may require, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the maximum extent permitted under the IBCL.

On October 28, 1997, we made an interest free loan to Mr. Hunter, Chairman of the Board, in the amount of $775,500. The loan is repayable within 10 days of Mr. Hunter's voluntary termination or resignation as our Chairman and CEO. In the event of a termination of Mr. Hunter's employment following a change in control, the loan is deemed to be forgiven.

We issued Series A convertible redeemable preferred stock ("Series A Preferred Stock") during 1998. Certain officers and directors purchased 26,000 shares of the Series A Preferred Stock. We redeemed these shares in 2001.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

Subject to its discretion to appoint alternative auditors if deemed appropriate, the Board of Directors has retained Ernst & Young LLP as auditors for the current fiscal year. We have employed this firm in that capacity since our formation in 1989.

Fees for the last annual audit were $210,000 and all other fees were $186,000, including audit related services of $95,000 and non audit tax services of $91,000. The majority of fees for audit related services relate to services rendered in connection with SEC registration statements.

Ernst & Young LLP did not render professional services related to financial information systems design and implementation for the fiscal year ended December 31, 2001.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of our 2001 consolidated financial statements.

                              SHAREHOLDER PROPOSALS

Our shareholders may bring business before the Annual Meeting. To do so, such shareholder must give written notice thereof, containing the information required by our Bylaws, to the Secretary of the Company. Any such notice must be received at our executive office no later than the close of business on May 13, 2002.

Our 2003 Annual Meeting is expected to be held in June. In order to be considered for inclusion in our Proxy Statement for the 2003 Annual Meeting, we must receive the shareholder proposal within a reasonable time before solicitation of proxies for such meeting is made. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent (10%) of the common stock ("Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms received by it and written representations from certain Reporting Persons, we believe that during fiscal 2001 our Reporting Persons complied with all filing requirements applicable to them.

                                  ANNUAL REPORT

Our Annual Report and Form 10-K for 2001 is being mailed to the shareholders with this Proxy Statement, but is not part of the proxy solicitation material.

                                     GENERAL
--------------------------------------------------------------------------------


                 SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

We will bear the cost of preparing, handling, printing and mailing this Proxy Statement, the accompanying proxy card and any additional material which may be furnished to shareholders, and the actual expense incurred by brokerage houses, fiduciaries and custodians in forwarding such materials to beneficial owners of common stock held in their names. The solicitation of proxies will be made by the use of the mail and through direct communication with certain shareholders or their representatives by our officers, directors or employees who will receive no additional compensation for such solicitation. This Proxy Statement and the enclosed proxy card were first sent or given to shareholders on or about May 3, 2002.

                                 OTHER BUSINESS

Our Board of Directors knows of no other matters, other than those stated above, to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.


By Order of the Board of Directors

/s/ Stephen M. Coons

Stephen M. Coons
Executive Vice President and Secretary

                                                                      APPENDIX I





                         STANDARD MANAGEMENT CORPORATION
                            2002 STOCK INCENTIVE PLAN

                         STANDARD MANAGEMENT CORPORATION
                            2002 STOCK INCENTIVE PLAN

                                    ARTICLE 1

                                     GENERAL

         SECTION 1.1 Purpose. The STANDARD MANAGEMENT CORPORATION 2002 STOCK INCENTIVE PLAN (the "Plan") has been established by STANDARD MANAGEMENT CORPORATION (the "Company") to (i) attract and retain high caliber employees, consultants and independent agents; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

         SECTION 1.2 Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Persons, those persons who will be granted one or more Awards under the Plan, and thereby become participants in the Plan (the "Participants"). In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

         SECTION 1.3 Operation, Administration and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Article 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 7 of the Plan).

                                   ARTICLE 2

                      OPTIONS AND STOCK APPRECIATION RIGHTS

         SECTION 2.1 Options. The grant of an option (the "Option") entitles the Participant to purchase shares of stock at an Exercise Price established by the Committee. Options granted under this Article 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" or "ISO" is an Option that is intended to qualify as, and that satisfies the requirements applicable to, an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Stock Option" is an Option that is not intended to be, or does not qualify as, an "incentive stock option" as that term is described in section 422(b) of the Code. To the extent that the aggregate Fair Market Value (determined at time of grant) of the shares of Stock subject to ISOs granted to a

Participant under the Plan and under any other stock option plan adopted by the Company or a Related Company that first become exercisable in any calendar year exceeds $100,000, such options shall be treated as Non-Qualified Stock Options.

         SECTION 2.2 Stock Appreciation Rights. A stock appreciation right (a "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with Section 2.5), value equal to all or a portion of the excess of:
(a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee. If an SAR is granted in tandem with an ISO, the number of shares of Stock on which the Participant's right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related ISO, and the Exercise Price for each such SAR shall be no less than the Exercise Price for the related ISO. The exercise of the SAR with respect to any share of Stock shall cancel the Participant's right to exercise the ISO with respect to such share, and, conversely, the exercise of the ISO with respect to any share of Stock shall cancel the Participant's right to exercise the SAR with respect to such share. An SAR which is granted in tandem with an ISO shall be exercisable only while the related ISO is exercisable.

         SECTION 2.3 Exercise Price. The "Exercise Price" of each Option and SAR granted under this Article 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that, in the case of an ISO, the Exercise Price shall not be less than 100% (or, in the case of a 10% Shareholder, 110%) of the Fair Market Value of a share of Stock as of the date on which the Option is granted.

         SECTION 2.4 Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; provided that an ISO may not be exercisable more than 10 (or, in the case of a 10% Shareholder, 5) years after the date such ISO is granted.

         SECTION 2.5 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Article 2 shall be subject to the following:

                  (a) Subject to the following provisions of this Section 2.5, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in either Section 2.5(c) or the applicable Award Agreement, payment may be made as soon as practicable after the exercise).

                  (b) The Exercise Price shall be payable (i) in cash, (ii) by tendering shares of Stock held by the Participant for more than six months (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the day of exercise),
                           (iii) by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option (to be credited against the Exercise Price at the Fair Market Value as of the day of exercise), or (iv) in any combination thereof, as determined by the Committee.

                  (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing the Company to purchase or a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and for the Company to withhold or the third party to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and all tax withholding resulting from such exercise.


         SECTION 2.6 Settlement of Award. Distribution following exercise of an Option or SAR, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in combination thereof, as determined in the discretion of the Committee.

                                   ARTICLE 3

                             RESTRICTED STOCK AWARDS

         SECTION 3.1 Restricted Stock Awards. A Restricted Stock Award is a grant of shares of Stock or of a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future.

         SECTION 3.2 Parameters for Restricted Stock Awards. Each Restricted Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance measures. The performance measures that may be used by the Committee for such Awards shall be measured by such criteria as the Committee may establish, consistent with any applicable requirements of Code ss.162(m). The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other companies.

         The language regarding performance measures is intended to permit the Company to bring these awards within the requirements of the general rule for performance based compensation exception to the $1 million limit on deductible compensation under Code ss. 162(m).

         SECTION 3.3 Custody of Certificates. The Company shall have the right to retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

         SECTION 3.4 Voting Rights. Except as otherwise provided by the Committee in an Award Agreement, during any Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, whether or not such Shares are in the custody of the Company.

         SECTION 3.5 Dividends and Other Distributions. During any Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held, whether or not such Shares are in the custody of the Company. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

         In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

                                   ARTICLE 4

                          OPERATION AND ADMINISTRATION

         SECTION 4.1 Effective Date. The Plan shall be effective as of June 12, 2002 (the "Effective Date"); provided, however, that to the extent that Awards are made under the Plan prior to its approval by shareholders, they shall be contingent on approval of the Plan by the shareholders of the Company; and provided further that no Option issued under the Plan shall constitute an ISO unless the Plan is approved by the shareholders of the Company within 12 months of the adoption of the Plan by the Board. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders.

         SECTION 4.2 Shares Subject to Plan. The maximum number of shares issuable under the Plan shall be as set forth below:

                  (a) Subject to the following provisions of this Section 4.2, the maximum number shares of Stock available for issuance under the Plan as of the Effective Date shall be 990,000 shares of Stock. The number of shares of Stock available for issuance hereunder shall automatically increase on the first trading day of each calendar year beginning January 1, 2003, by an amount equal to three percent (3%) of the shares of Stock outstanding on the trading day immediately preceding January 1.

                  (b) Any shares of Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a

                           Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

                  (c) If the Exercise Price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

                  (d) Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

                  (e) Subject to Section 4.2(f), the maximum number of shares of Stock that may be issued by Options intended to be Incentive Stock Options shall be all of the shares provided in Section 4.2(a).

                  (f) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split up, spinoff, combination or exchange of shares), the Committee may adjust Awards to facilitate the transaction or to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of securities which may be delivered under the Plan, but only if and to the extent that such adjustment may be effected without shareholder approval of the Plan as so adjusted being required in order for Options issued after the adjustment to be eligible for qualification as incentive stock options under Code Section 422; (ii) the number and kind of securities subject to outstanding Awards; (iii) the Exercise Price of outstanding Options and SARs; and
                           (iv) acceleration of Awards so that they vest prior to the transaction, with or without provision for the termination of Awards not exercised prior to the transaction, as well as any other adjustments that the Committee determines to be equitable, including, without limitation, substitution of the securities of any other Person for the securities of the Company.

                  (g) The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time (including in anticipation of an event described in Section 4.2(f) whereby Awards are to be substituted, assumed, or replaced by a successor company), upon twenty (20) days prior written notice, buy from a Participant an Award previously granted with payment in cash, Stock (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant shall agree; provided, however, notwithstanding the foregoing, the Committee shall have the right and authority without Participant approval to buy from the Participant all unexercised Awards acquired by Participant hereunder for the total Fair Market Value of such Awards (which in the case of an Option, shall be determined by multiplying the number of then vested and exercisable shares under the Option times the positive difference between the Fair Market Value of a share and the exercise price per share provided in the Option and, in the case of a Restricted Stock Award, shall be the Fair Market Value of Stock that has fully vested under the terms of the Restricted Stock Award, subject to any right of repurchase otherwise possessed by the Company).

         SECTION 4.3 Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

                  (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

                  (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

                  (c) No Participant may be granted Awards with respect to more than 300,000 shares during any one year period.

         SECTION 4.4 Tax Withholding. Whenever the Company proposes or is required to distribute Stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or the issuance of such shares on an un-certificated basis or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any statutory Federal, state and local tax withholding requirements.

         SECTION 4.5 Payments and Payment Shares. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any such combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity), and any such use shall reduce on a share-for-share basis the number of shares available for issuance under the Plan.

         SECTION 4.6 Legends. Each Award Agreement and each certificate representing securities granted pursuant to the Plan (including securities issuable pursuant to the terms of derivative securities) may bear a restrictive legend as the Company deems necessary or advisable under applicable law, including federal and state securities laws.

         SECTION 4.7 Transferability. Except as otherwise provided by the Committee, Awards under the Plan shall not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period or Periods of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement; provided that an ISO shall not be transferable in any manner by a Participant other than by will or the laws of descent and distribution. All rights with respect to an Award granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as designated by the Participant by will or by the laws of descent and distribution.

         SECTION 4.8 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

         SECTION 4.9 Deferrals. The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR or the lapse or waiver of restrictions with respect to Restricted Stock. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

         SECTION 4.10 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

         SECTION 4.11 Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee shall require a Participant to enter into an agreement with the Company (the "Award Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan, the Award and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

         SECTION 4.12 Limitation of Implied Rights. No Participant is granted any rights under the Plan except as set forth herein or in an Award. In particular, by way of illustration:

                  (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the fully vested and/or unrestricted, as the case may be, stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

                  (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

         SECTION 4.13 Termination of Employment. Each Award Agreement shall set forth the extent to which unvested Options, SARs or Restricted Shares shall be forfeited upon termination of the Participant's employment with the Company and Related Companies and, the extent to which vested Options and SARs are exercisable following termination of the Participant's employment or Restricted Shares are subject to forfeiture or give rise to a repayment obligation on the part of a Participant. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment and post-employment competition.

         SECTION 4.14 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         SECTION 4.15 Liquidation of the Company. In the event of the complete liquidation or dissolution of the Company, any Options granted pursuant to the Plan and remaining unexercised and any unvested SAR or Restricted Stock Award shall be deemed automatically canceled without any action on the part of the Company and without regard to or limitation by any other provision of the Plan.

         SECTION 4.16 Related Company Obligations. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

                                   ARTICLE 5

                                    COMMITTEE

         SECTION 5.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") or, if at any time there is not a committee so existing, the Board, in accordance with this Section 5.

         SECTION 5.2 Selection of Committee. The Committee shall be selected by the Board, and shall consist of two or more members of the Board. However, with respect to any Awards granted to an Insider, the Committee shall consist of (i) the entire Board or (ii) solely of two or more non-employee directors (who need not be members of the Committee with respect to Awards granted to any other individuals). If at any time there is not a committee in existence pursuant to
Section 5.1 of the Plan, the Committee shall consist of all the members of the Board.

         SECTION 5.3 Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

                  (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Persons those persons who shall receive Awards, to determine the time or times of receipt of Awards, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Article 6) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant. Notwithstanding the foregoing, ISOs may be granted only to employees of the Company or a Related Company.

                  (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance based compensation as described in Code ss.162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

                  (c) The Committee will have the authority and discretion to establish terms and conditions of awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

                  (d) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

                  (e) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final, conclusive and binding on all Persons, including the Company, its shareholders, Related Companies, Eligible Persons, Participants, and their estates and beneficiaries.

                  (f) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

                  (g) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

         SECTION 5.4 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

         SECTION 5.5 Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties hereunder. The records of the Company and Related Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be manifestly incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                   ARTICLE 6

                            AMENDMENT AND TERMINATION

         The Board may, at any time, amend or terminate the Plan, provided that, subject to Section 4.2 (relating to certain adjustments to shares), no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and provided further that no such amendment shall, without the approval of the shareholders of the Company (i) increase the number of shares of Stock which can be issued under the Plan (except as provided in Section 4.2) or increase the number of shares of Stock which can be issued pursuant to the exercise of ISOs granted under the Plan (except as provided in Section 4.2); or (ii) change the class of employees of the Company or Related Companies eligible to be awarded ISOs under the Plan.

                                   ARTICLE 7

              DEFINITIONS, RULES OF CONSTRUCTION AND MISCELLANEOUS

         For purposes of the Plan, the terms listed below shall be defined as follows:

         SECTION 7.1 Definitions.

                  (a) Award. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARs and Restricted Stock Awards.

                  (b) Award Agreement. The term "Award Agreement" shall mean an agreement entered into by the Company and a Participant, setting forth the terms and provisions applicable to the Award granted to such Participant under this Plan, as further described in Section 4.12 of the Plan.

                  (c) Board. The term "Board" shall mean the Board of Directors of the Company.

                  (d) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

                  (e) Effective Date. The term "Effective Date" shall have the meaning set forth in Section 4.1 of this Plan.

                  (f) Eligible Person. The term "Eligible Person" shall mean any employee of the Company or a Related Company, and any consultant or other person providing bona fide services to the Company or a Related Company.

                  (g) Exercise Price. The term "Exercise Price" shall mean the exercise price as determined under Section 2.3.

                  (h) Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock, the following rules shall apply:

                           (1) If the Stock is at the time listed or admitted to trading on any stock exchange, then the "Fair Market Value" shall be the mean between the lowest and highest reported sale prices of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Stock on such date on the principal exchange shall be determinative of "Fair Market Value."

                           (2) If the Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

                           (3) If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

                  (i) Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the Rules and regulations promulgated thereunder.

                  (j) Insider. The term "Insider" means each Person who would be an "executive officer" of the Company, as the term "executive officer" is used in Rule 3b-7 of the Exchange Act (regardless of whether the Issuer is subject to such Exchange Act) and each member of the Board of Directors of the Company.

                  (k) Option. The term "Option" shall have the meaning set forth in Section 2.1(a) of the Plan.

                  (l) Participant. The term "Participant" means an Eligible Person who has been selected by Committee to participate in the Plan in accordance with Section
                           1.2 of the Plan.

                  (m) Period(s) of Restriction. The term "Period(s) of Restriction" means the period(s) during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), or the Shares are subject to a substantial risk of forfeiture, pursuant to the terms of this Plan or any Award Agreement with respect thereto.

                  (n) Related Companies. The term "Related Company" means any company during any period in which it is a "parent company" (as that term is defined in Code ss.424(e)) with respect to the Company, or a "subsidiary corporation" (as that term is defined in Code ss.424(f)) with respect to the Company.

                  (o) Stock. The term "Stock" shall mean shares of common stock of the Company.

                  (p) 10% Shareholder. The term "10% Shareholder" means a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or a Related Company.

         SECTION 7.2 Rules of Construction. For all purposes of this Plan, except as otherwise expressly provided:

                  (a) the terms defined in Section 7.1 have the meanings ascribed to them herein,

                  (b) except as set forth herein, all accounting terms not otherwise defined herein have the meanings ascribed thereto under U.S. generally accepted accounting principles,

                  (c) all references in this Plan to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Plan,

                  (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular Article, Section or other subdivision,

                  (e) whenever the words "include," "includes" or "including" are used in this Plan, they shall be deemed to be followed by the words "without limitation,"

                  (f) whenever this Plan refers to a number of days, such number shall refer to calendar days unless Business Days are expressly specified, and

                  (g) a reference to any legislation or to any provision of any legislation shall include such legislation, as amended through the date hereof, and all subsequent amendments or modification thereto or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

         SECTION 7.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         SECTION 7.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         SECTION 7.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         SECTION 7.6 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         SECTION 7.7 Governing Law. To the extent not preempted by United States Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Indiana.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.        Please mark
                                                                                                                 your votes as
                                                                                                                 indicated in   [X]
                                                                                                                 this example

                                       FOR                                                                  FOR   AGAINST   ABSTAIN
1. The election of three (3)       the nominees           WITHHOLD          2. Approval of the Standard     [ ]     [ ]       [ ]
     Class I Directors:         listed to the left        AUTHORITY            Management Corporation
                                   (except as          to vote for the         2002 Stock Incentive Plan.
     01 Robert A. Borns            marked to the           nominees
                                     contrary)        listed to the left
     02 Raymond J. Ohlson

     03 Robert J. Salyers

INSTRUCTIONS: To withhold authority to                                         You are urged to mark, sign, date and return your
vote for any individual nominee, strike                                        proxy without delay in the return envelope provided
that nominee's name from the names                                             for that purpose, which requires no postage if mailed
listed above.                                                                  in the United States.



                                                                                                   Dated:                     ,2002
                                                                                                         ---------------------



                                                                                                   --------------------------------
                                                                                                              Signature



                                                                                                   --------------------------------
                                                                                                       Signature if held jointly

                                                                                                   When signing the proxy, please
                                                                                                   take care to have the signature
                                                                                                   conform to the stockholder's name
                                                                                                   as it appears on this side of the
                                                                                                   proxy. If shares are registered
                                                                                                   in the names of two or more
                                                                                                   persons, each person should sign.
                                                                                                   Executors, administrators,
                                                                                                   trustees and guardians should so
                                                                                                   indicate when signing.
                                                                                                   Corporations and partnerships
                                                                                                   should sign in their full
                                                                                                   corporate or partnership names by
                                                                                                   a duly authorized person.

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                              FOLD AND DETACH HERE

                            Vote by Telephone or Mail
                          24 Hours a Day, 7 Days a Week

          Telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

          Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and
                            returned your proxy card.

           TELEPHONE                                          MAIL
        1-800-435-6710
 Use any touch-tone telephone to                       Mark, sign and date
 vote your proxy. Have your proxy         OR             your proxy card
 card in hand when you call. You                              and
 will be prompted to enter your                         return it in the
 control number, located in the box                   enclosed postage-paid
 below, and then follow the                                envelope.
 directions given.

                 If you vote your proxy by telephone, you do NOT
                       need to mail back your proxy card.

                                      PROXY

                         STANDARD MANAGEMENT CORPORATION

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 12, 2002 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Standard Management Corporation (the "Company" or "SMC") does hereby acknowledge receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, and does hereby constitute and appoint Ronald D. Hunter and Stephen M. Coons, or either of them, with full power of substitution, to vote all shares of Common Stock of SMC that the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Stockholders of SMC, to be held on Wednesday, June 12, 2002 at 9:30 a.m. (Eastern Standard Time) at 10689 North Pennsylvania, Indianapolis, Indiana 46280, and at any adjournment thereof, as follows:

         This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominees for director (as defined on the reverse side) in Proposal 1 and FOR Proposal 2. If other business is presented at said meeting, this proxy will be voted on those matters in accordance with the best judgment of the named proxies.

-------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

       You can now access your Standard Management Corp. account online.

Access your Standard Management Corp. shareholder account online via Investor ServiceDirect(SM) (ISD). Mellon Investor Services LLC, agent for Standard Management Corp., now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

-        View account status                 -        View payment history for
                                                      dividends
-        View certificate history
                                             -        Make address changes
-        View book-entry information
                                             -        Obtain a duplicate 1099
                                                      tax form

                                             -        Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com
                 and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - ESTABLISH A      Step 2: LOG IN FOR ACCOUNT ACCESS            Step 3: ACCOUNT STATUS SCREEN
PIN
                                            You are now ready to log in. To access       You are now ready to access your account
You must first establish a Personal         your account please enter your:              information. Click on the appropriate
Identification Number (PIN) online by                                                    button to view or initiate transactions.
following the directions provided in the    -        SSN
upper right portion of the web screen as                                                 -        Certificate History
follows. You will also need your Social     -        PIN
Security Number (SSN) available to                                                       -        Book-Entry Information
establish a PIN.                            -        Then click on the Submit button
                                                                                         -        Issue Certificate
Investor ServiceDirect(SM) is currently     If you have more than one account, you
only available for domestic individual      will now be asked to select the              -        Payment History
and joint accounts.                         appropriate account.
                                                                                         -        Address Change
-        SSN
                                                                                         -        Duplicate 1099
-        PIN

-        Then click on the Establish PIN
         button

Please be sure to remember your PIN, or
maintain it in a secure place for future reference.

              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time